[LOGO]    H O R T O N  &  C O M P A N Y
          CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS, L.L.C.


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated March 8, 2000, relating to the consolidated financial statements of Weststar Environmental, Inc. and subsidiaries for the years ended Decmber 31, 1999 and 1998, which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the prospectus.


                                          /s/ HORTON & COMPANY, L.L.C.
                                          ----------------------------------
                                              HORTON & COMPANY, L.L.C.




Wayne, New Jersey

August 8, 2000